UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 27, 2018

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01. Other Matters

On April 24, 2018, Magellan Health, Inc. (the “Company”) announced that it was notified by the Florida Agency for Health Care Administration (“ACHA”) that Florida MHS, Inc. (“FL MHS”) d/b/a Magellan Complete Care of Florida was not selected to negotiate a new contract to serve as a vendor for its Medicaid managed care program. The contract is for the management of the publicly funded program that delivers fully integrated healthcare services to Medicaid recipients with Serious Mental Illness. The Company’s existing contract to provide these services began on February 4, 2014 and extends through December 31, 2018; such contract generated net revenues of $605.9 million for the year ended December 31, 2017. The Company currently serves all of the members in Regions 2, 4, 5, 6, 7, 9, 10 and 11. The Company filed a protest with AHCA on May 7, 2018. On August 27, 2018, the Company announced that it has verbally agreed to a settlement in principle with AHCA in regards to the Company’s protest, and stated that once the settlement is executed it will withdraw its protest. Pursuant to the preliminary terms of the settlement, FL MHS will be awarded a contract extending through September 30, 2023 to serve Medicaid members with Serious Mental Illness in Regions 4, 5, and 7 alongside another vendor. The Company will no longer serve members in Regions 2, 6, 9, 10, and 11, which represents approximately 60% of the total current membership the Company serves under the existing contract.  The Company does not expect this contract to have a material contribution to earnings in 2019.  The settlement and contract award are subject to final negotiation of a definitive settlement agreement and execution of a contract with AHCA for the provision of services referred to herein. There can be no assurance that final agreement on the settlement or the contract for services will be reached. The settlement is also subject to protest from the other successful bidder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: August 27, 2018	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer